UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2013

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

The information in Items 2.02, 7.01 and 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02. Results of Operations and Financial Condition.

On May 2, 2013, Haynes International, Inc. (the “Company”) issued a press release announcing results for the second fiscal quarter ended March 31, 2013. The full text of the press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01.Regulation FD Disclosure

On April 30, 2013, the Board of Directors approved a quarterly cash dividend of $0.22 per outstanding share of the Company’s common stock.  The dividend is payable June 17, 2013 to stockholders of record at the close of business on June 3, 2013.  The dividend cash pay-out based on the current shares outstanding is expected to be approximately $2.7 million per quarter, or approximately $10.8 million on an annualized basis.

Item 9.01. Financial Statement and Exhibits

(a)                                     Not applicable.

(b)                                     Not applicable.

(d)                                     Exhibits

99.1                            Haynes International, Inc. press release, issued May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

	By:	/s/ Daniel W. Maudlin
Date: May 2, 2013
Daniel W. Maudlin
Vice President — Finance, CFO